As filed with the Securities and Exchange Commission on February 16, 2018.
Registration No. 333-78045

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	38-1686453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue
Malvern, PA 19355-2143
(610)-644-1300

 (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Lori Lipcaman
Executive Vice President – Chief Financial Officer
63 Lancaster Avenue
Malvern, PA 19355-2143
(610)-644-1300

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Amendment") relates to the Registration Statement on Form S-8 (File No. 333-78045) (the "Registration Statement") of Vishay Intertechnology, Inc. ("Vishay" or the "Company") filed with the Securities and Exchange Commission on Form S-8 on May 7, 1999. Pursuant to the Registration Statement, 2,955,000 shares of the Company's common stock ("Common Stock") under the Company's 1997 Stock Incentive Program and 1998 Employee Stock Option Program were registered.

There are no outstanding options under these programs and all shares registered pursuant to the Registration Statement were sold immediately upon exercise.

The Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement which remain unsold, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Malvern, State of Pennsylvania, on February 16, 2018.

VISHAY INTERTECHNOLOGY, INC.

By: /s/ Gerald Paul
Dr. Gerald Paul
President and Chief Executive Officer

By: /s/ Lori Lipcaman
Lori Lipcaman
Executive Vice President – Chief Financial Officer